Exhibit 10.10C
ADDENDUM NO. 5 TO MARKETING AGREEMENT
     This Addendum No. 5 to Marketing Agreement (this “Addendum No. 5”), dated as of July 1, 2008 (the “Addendum Effective Date”), by and between Adaptive Marketing LLC, a Delaware limited liability company with principal offices located at 20 Glover Avenue, Norwalk, Connecticut 06850 (“Adaptive”), and Intelius Sales Company, LLC, a Nevada limited liability company with principal offices located at 500 108th Avenue, NE, 25th Floor, Bellevue, Washington 98004 (“Intelius”; Intelius and Adaptive shall be referred to herein singularly as a “Party” and together as the “Parties”), amends that certain Marketing Agreement by and between the Parties dated as of July 10, 2007 (collectively with Addendum One to Marketing Agreement dated as of September 8, 2007, Addendum Two to Marketing Agreement dated as of December 21, 2007, Addendum No. 3 dated as of January 1, 2008, and Addendum No. 4 dated as of March 14, 2008, the “Agreement”).
     WHEREAS, the Parties desire to amend certain provisions of the Agreement;
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Parties hereby agree as follows:
1.	This Addendum No. 5 shall be effective as of the Addendum Effective Date.

2.	The Agreement is hereby revised as follows:
a.	Section 5 entitled “Term; Termination” is hereby revised by deleting the following sentence: “Additionally, either Party may terminate this Agreement upon ( * * * ) written notice” and replacing it with the following sentence:
“Additionally, either Party may terminate this Agreement upon ( * * * ) prior written notice.”
b.	Section 6.2 is hereby revised to restate subsection (b) (ii) thereof to read as follows:
“(ii)	the transfer of each such Customer’s Customer Information to Adaptive as provided hereunder does not violate any agreement between Intelius and any Customer, or any other third party (including, without limitation, any privacy policy, terms of use or customer agreement).”
c.	A new Section 6.5 is hereby added reading as follows:
“Further, Adaptive represents, warrants and covenants that all Ad Units it authorizes to be transmitted by Intelius to Intelius customers fully comply with all applicable local, state and federal laws and that such Ad Units, when accepted by the customer, are sufficient to authorize Intelius to transfer to Adaptive the customer’s credit or debit card information (unless such transfer is otherwise prohibited by Intelius’ privacy policy, terms of use or any other agreement with its customers).”
d.	Section 9.10 is hereby revised to read as follows:
“During the Term, at least ( * * * ) of the Post Transaction Integrated Ad Units displayed by Intelius to its Customers for Membership Programs offered by entities other than Intelius or its subsidiaries shall be Program Offers. Intelius is otherwise free to offer any advertising from any entity for any product or service in its discretion.”
e.	The definition of “Eligible Enrollee” in Exhibit A is hereby revised to read as follows:

(* * *) Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“‘Eligible Enrollee’ means an Enrollee ( * * * ) The only exceptions to the definition of “Eligible Enrollee” (with respect to which Intelius is compensated hereunder) are as noted above. ”
f.	Section 1 of Exhibit C is hereby revised by adding the following paragraphs:

“Effective for all Enrollees enrolling in Programs during each of the ( * * * ) in lieu of any other fees under this Exhibit C:
(a)	Intelius shall receive from Adaptive ( * * * ) for each of the ( * * * ) Eligible Enrollees who enroll in Programs ( * * * )

(b)	for each of the ( * * * ) Eligible Enrollees who enroll in Programs ( * * * ) after the ( * * * ) Eligible Enrollees who enroll in Programs ( * * * ) Eligible Enrollees have enrolled in Programs ( * * * ), Intelius shall receive from Adaptive ( * * * ); and

(c)	for each Eligible Enrollee who enrolls in a Program ( * * * ) after the ( * * * ) Eligible Enrollees have enrolled in Programs ( * * * ), Intelius shall receive from Adaptive ( * * * ).
Effective for Enrollees enrolling in Programs ( * * * ) in lieu of any other fees under this Exhibit C:
(a)	Intelius shall receive from Adaptive ( * * * ) for each of the first ( * * * ) Eligible Enrollees who enroll in Programs( * * * );

(b)	for each of the ( * * * ) Eligible Enrollees who enroll in Programs ( * * * ) after the ( * * * ) Eligible Enrollees who enroll in Programs ( * * * ) Eligible Enrollees have enrolled in Programs ( * * * ) Intelius shall receive from Adaptive ( * * * ); and

(c)	for each Eligible Enrollee who enrolls in a Program ( * * * ) after the ( * * * ) Eligible Enrollees have enrolled in Programs ( * * * ) Intelius shall receive from Adaptive ( * * * )”
g.	Exhibit A is hereby revised to add the following definition:
“‘Post Transaction Integrated Ad Unit’ means an Integrated Ad Unit transmitted or displayed to a Customer in the Transaction Path following such Customer’s purchase of an Intelius product or service and prior to such Customer’s viewing of the Intelius Purchase Confirmation Page for such Intelius product or service.”
3.	This Addendum No. 5 supplements and modifies the Agreement only to the extent that the terms of this Addendum No. 5 expressly conflict with the Agreement. Nothing in this Addendum No. 5 should be interpreted as invalidating the Agreement, and the provisions of the Agreement will continue to govern relations between the Parties insofar as they do not expressly conflict with this Addendum No. 5.

4.	This Addendum No. 5 may be executed in counterparts and by facsimile, each of which shall be deemed an original and both of which together shall constitute one and the same document.
     IN WITNESS WHEREOF, the Parties have caused this Addendum No. 5 to be executed by their duly authorized representatives as of the Addendum Effective Date.

(* * *) Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

INTELIUS SALES COMPANY, LLC		ADAPTIVE MARKETING LLC

By: Name:	/s/ John Arnold John Arnold	By:	/s/ [illegible signature] Idaptive Marketing LLC
Title:	Executive Vice President		Its sole Member